UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

AMERICA’S CAR-MART, INC.

(Exact name of registrant as specified in its charter)

Texas	0-14939	63-0851141
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756

(Address of principal executive offices, including zip code)

(479) 464-9944

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Short-Term Incentive Plan

On June 1, 2021, the Board of Directors (the “Board”) of America’s Car-Mart, Inc. (the “Company”) approved a short-term incentive plan (the “Plan”) for the Company’s named executive officers for fiscal year 2022 providing for annual cash bonus awards to be determined based on the attainment of certain customer growth performance targets for the fiscal year ending April 30, 2022.

Under the terms of the Plan, the Company’s Chief Executive Officer, Jeffrey A. Williams, Chief Financial Officer, Vickie D. Judy, and Chief Operating Officer, Leonard L. Walthall, are eligible to earn target bonus payments of $150,000, $80,000 and $80,000, respectively, or higher amounts based on the Company’s actual fiscal year 2022 customer growth level achieved, assuming a minimum customer growth level is attained. If the Company’s fiscal year 2022 customer growth percentage meets or exceeds the minimum threshold, each named executive officer will each receive a cash bonus representing 100%, 110% or 120% of the executive’s respective target bonus amount, based on the actual customer growth percentage achieved. If the minimum threshold is not achieved, no bonus amounts will be earned under the Plan. The fiscal year 2022 customer growth performance target levels reflect a range of performance that the Board believes is ambitious yet attainable, with the upper end of the range representing a significant achievement. The customer growth performance targets will exclude customers attributable to new stores opened or acquired during fiscal year 2022 and the first twelve months of operations of stores opened during fiscal year 2021.

Change in Control Agreements

On June 1, 2021, the Company’s wholly-owned operating subsidiary, America’s Car Mart, Inc., entered into individual change in control agreements (each an “Agreement”) with Ms. Judy and Mr. Walthall entitling the executive officers, upon the occurrence of certain events, to a cash payment and the immediate vesting of stock options and restricted stock. Payments to Ms. Judy and Mr. Walthall under these Agreements are triggered upon an involuntary termination of the executive’s employment, or a voluntary termination of employment by the executive for good reason (as defined in the Agreements), in connection with a change in control of the Company. Under the terms of the Agreements, a “change in control” generally means the following:

•	the acquisition by an individual, entity or group (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code)) (a “Person”) of ownership of Company stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of Company stock;

•	the acquisition by any Person during the twelve-month period ending on the date of the most recent acquisition by such Person of ownership of Company stock possessing 35% or more of the total voting power of Company stock;

•	the replacement of a majority of the members of the Board during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•	the acquisition by any Person during the twelve-month period ending on the date of the most recent acquisition by such Person of Company assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the Company’s assets immediately prior to such acquisition.

If the executive terminates his or her employment for good reason or the Company (or its subsidiary) terminates his or her employment other than for cause, in each case within six months before or 24 months after a change in control, the executive officer is entitled to receive a lump sum cash payment equal to 24 months of his or her base salary in effect immediately prior to the double-trigger event date (as defined in the Agreements), plus the pro rata portion of any bonus earned through such date, and all unvested restricted stock and stock options previously granted to the executive will vest in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable equity compensation plans or award agreements. The “double-trigger event date” is defined as the later of the effective date of the change in control and the date the executive’s employment is terminated under the Agreement. A termination for “cause” generally consists of a breach, willful failure to perform duties, gross negligence or wrongdoing by the executive officer. For purposes of the change in control provisions, “good reason” generally means the executive officer’s resignation within 30 days after the occurrence of any of the following events:

•	a significant reduction of the executive officer’s duties, authority, responsibilities, or reporting relationships or the assignment to him or her of such reduced duties, authority, responsibilities, or reporting relationships, without his or her written consent; provided, however, that the change in control is not, in and of itself, a material adverse change in the executive officer’s duties, authority, responsibilities or reporting relationships;

•	a material reduction in the executive officer’s base salary, bonus structure or benefits, with the result that his or her overall benefits package is significantly reduced; or

•	the relocation of the executive officer’s principal work location to a facility or a location more than 50 miles from his or her then present principal work location, without his or her written consent.

Under the terms of the Agreements, if the payments and benefits to which Ms. Judy or Mr. Walthall may be entitled in connection with a change in control of the Company constitute an “excess parachute payment” (as defined by Section 280G of the Code), which would result in excise taxes being owed by the executive and the loss of a tax deduction by the Company for the excess of any parachute payment over the portion of the executive’s “base amount” (as defined by Section 280G of the Code) allocated to such payment, the Company and the executive agree to retain an independent accounting firm to evaluate whether he or she would be better off by receiving the full change in control payments and paying the excise tax or by the Company reducing the aggregate payment amount so that it would not be subject to excise taxes. Based on the accountant’s finding that the executive officer would be better off receiving the full payment amount and paying the required excise taxes, no change will be made in the change in control payments and the Company will forego its deduction for the amount of such payments above the executive’s base amount. Based on the accountant’s finding that the executive officer would be better off receiving the reduced change in control payments and not being subject to excise tax, the change in control payments will be reduced to an aggregate amount that does not constitute an excess parachute payment and the Company will retain its eligibility to deduct the amount actually paid.

The executive’s receipt of the payments and benefits described above is subject to his or her timely execution and non-revocation of a customary release of claims.

Protective Covenants. The Agreements each contain an agreement not to compete and a covenant against the solicitation of employees and customers for the term of the executive’s employment and a period of two years thereafter, provisions against the use and disclosure of trade secrets and other confidential information for the term of employment and an indefinite period thereafter, non-disparagement terms and certain other customary covenants and restrictions.

Specified Employee Delay Provision. If Ms. Judy or Mr. Walthall is a “specified employee” within the meaning of Section 409A of the Code, any benefits or payments that constitute a “deferral of compensation” under the Section 409A of the Code, become payable as a result of his or her termination for reasons other than death, and become due under the Agreements during the first six months after termination of employment, will be delayed and all such delayed payments will be paid to him or her in full in the seventh month after the date of termination and all subsequent payments, if any, will be paid in accordance with their original payment schedule.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Change in Control Agreement, dated as of June 1, 2021, between America’s Car Mart, Inc., an Arkansas corporation, and Vickie D. Judy

10.2	Change in Control Agreement, dated as of June 1, 2021, between America’s Car Mart, Inc., an Arkansas corporation, and Leonard L. Walthall

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America’s Car-Mart, Inc.

Date: June 7, 2021	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer
(Principal Financial Officer)